Exhibit 5.21

November 22, 2011

Burlington Coat Factory Warehouse Corporation

1830 Route 130 North

Burlington, New Jersey 08016

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special local counsel to Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Issuer”), and Burlington Coat Factory of Mississippi, LLC (the “Mississippi Guarantor” and together with the Issuer, the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Issuer of $450,000,000 in aggregate principal amount of the Issuer’s 10% Senior Notes due 2019 (the “Exchange Notes”), to be guaranteed (the “Mississippi Guarantee”) by the Mississippi Guarantor and guarantees by other entities affiliated with the Registrants, as listed on Schedule A (collectively, the “Guarantors”), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about July 15, 2011. Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The Exchange Notes are to be issued pursuant to the Indenture dated as of February 24, 2011 (the “Indenture”) by and among the Issuer, the Mississippi Guarantor, the Guarantors, and Wilmington Trust FSB, as trustee (the “Trustee”). The Exchange Notes are to be issued in exchange for and in replacement of the Issuer’s 10% Senior Notes due 2019 issued on February 24, 2011 (the “Old Notes”), of which $450,000,000 in aggregate principal amount is outstanding and is subject to the exchange offer pursuant to the Registration Statement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the articles of incorporation, bylaws and operating agreements of the Mississippi Guarantor, (ii) resolutions of the Mississippi Guarantor with respect to the issuance of the Exchange Notes and the Mississippi Guarantee, (iii) the Indenture, (iv) the Registration Statement, (v) the Registration Rights Agreement, dated as February 24, 2011, by and among the Issuer, the Mississippi Guarantor and Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporation and Wells Fargo Securities, LLC. (the “Registration Rights Agreement”) and (vi) forms of the Exchange Notes and the Mississippi Guarantee.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as

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November 22, 2011

copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Mississippi Guarantor, and the due authorization, execution and delivery of all documents by the parties thereto other than the Mississippi Guarantor. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Mississippi Guarantor.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Additionally, we express no opinions as to the enforceability of guaranties of unenforceable obligations.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the Registration Statement becomes effective, (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Exchange Notes and the Mississippi Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the provision of the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Issuer upon payment of the consideration therefor provided for therein, and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto, the Mississippi Guarantees will be validly issued and binding obligations of the Guarantors.

The opinions expressed in this letter are given solely for the benefit of the Issuer, the Guarantors and their successors and assigns and may be relied upon by Kirkland & Ellis, LLP, as the Issuer’s counsel, in connection with the Exchange Notes and the filing of the Registration Statement and we hereby consent to the filing of this opinion as Exhibit 5.21 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The opinions expressed in this letter may not be relied upon, in whole or in part, by the trustee under the Indenture or any of the holders of the Exchange Notes or their successors or assigns or counsel, respectively, or any

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others named above for any other purpose or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Mississippi and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture and the Mississippi Guarantee and the performance by the Mississippi Guarantor of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Registrant is bound, except those agreements and instruments that have been identified by the Mississippi Guarantor as being material to them and that have been filed as exhibits to the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Yours very truly,

/s/ Baker, Donelson, Bearman,

Caldwell & Berkowitz, P.C.

Burlington Coat Factory Warehouse Corporation

November 22, 2011

Schedule A

Mississippi Guarantor	Jurisdiction of Organization

Burlington Coat Factory of Alabama, LLC	Alabama

Burlington Coat Factory Realty of Huntsville, LLC	Alabama

Burlington Coat Factory Warehouse of Anchorage, Inc.	Alaska

Burlington Coat Factory Realty of Mesa, Inc.	Arizona

Burlington Coat Factory Realty of Desert Sky, Inc.	Arizona

Burlington Coat Factory of Arizona, LLC	Arizona

Burlington Coat Factory of Arkansas, LLC	Arkansas

Burlington Coat Factory Realty of Dublin, Inc.	California

Burlington Coat Factory Realty of Florin, Inc.	California

Burlington Coat Factory Realty of Ventura, Inc.	California

Baby Depot of California, LLC	California

Burlington Coat Factory of California, LLC	California

Burlington Coat Factory of San Bernardino, LLC	California

MJM Designer Shoes of California, LLC	California

Burlington Coat Factory of Colorado, LLC	Colorado

Burlington Coat Realty of East Windsor, Inc.	Connecticut

Burlington Coat Factory of Connecticut, LLC	Connecticut

Cohoes Fashions of Connecticut, LLC	Connecticut

Burlington Coat Factory of Texas, Inc.	Delaware

C.F.I.C. Corporation	Delaware

Burlington Coat Factory Realty Corp.	Delaware

Burlington Coat Factory of Delaware, LLC	Delaware

MJM Designer Shoes of Delaware, LLC	Delaware

Burlington Coat Factory Investments Holdings, Inc.	Delaware

Burlington Coat Factory of Texas, L.P.	Delaware

Burlington Coat Factory Realty of University Square, Inc.	Florida

Burlington Coat Factory Realty of Coral Springs, Inc.	Florida

Burlington Coat Factory Realty of West Colonial, Inc.	Florida

Burlington Coat Factory Realty of Orlando, Inc.	Florida

Burlington Coat Factory Realty of Sarasota, Inc.	Florida

K&T Acquisition Corp.	Florida

Burlington Coat Factory of Florida, LLC	Florida

MJM Designer Shoes of Florida, LLC	Florida

Bee Ridge Plaza, LLC	Florida

Burlington Coat Factory Warehouse of Atlanta, Inc.	Georgia

Burlington Coat Factory Realty of Morrow, Inc.	Georgia

Burlington Coat Factory of Georgia, LLC	Georgia

Burlington Coat Factory Warehouse Corporation

November 22, 2011

Mississippi Guarantor	Jurisdiction of Organization

Burlington Coat Factory of Hawaii, LLC	Hawaii

Burlington Coat Factory of Idaho, LLC	Idaho

Burlington Coat Factory Warehouse of East St. Louis, Inc.	Illinois

Burlington Coat Realty of Gurnee, Inc.	Illinois

Burlington Coat Factory Realty of Bloomingdale, Inc.	Illinois

Burlington Coat Factory Realty of River Oaks, Inc.	Illinois

Burlington Coat Factory of Illinois, LLC	Illinois

Burlington Coat Factory Realty of Greenwood, Inc.	Indiana

Burlington Coat Factory of Indiana, LLC	Indiana

Burlington Coat Factory of Iowa, LLC	Iowa

Burlington Coat Factory of Kansas, LLC	Kansas

Burlington Coat Factory of Kentucky, Inc.	Kentucky

Burlington Coat Factory of Louisiana, LLC	Louisiana

Burlington Coat Factory of Maine, LLC	Maine

Burlington Coat Factory of Maryland, LLC	Maryland

Burlington Coat Factory Realty of North Attleboro, Inc.	Massachusetts

Burlington Coat Factory of Massachusetts, LLC	Massachusetts

Cohoes Fashions of Massachusetts, LLC	Massachusetts

Burlington Coat Factory Warehouse of Detroit, Inc.	Michigan

Burlington Coat Factory Warehouse of Grand Rapids, Inc.	Michigan

Burlington Coat Factory Warehouse of Redford, Inc.	Michigan

Burlington Coat Factory of Michigan, LLC	Michigan

Burlington Coat Factory of Minnesota, LLC	Minnesota

Burlington Coat Factory of Mississippi, LLC	Mississippi

Burlington Coat Factory Realty of Des Peres, Inc.	Missouri

Burlington Coat Factory of Missouri, LLC	Missouri

Burlington Coat Factory of Montana, LLC	Montana

Burlington Coat Factory of Nebraska, LLC	Nebraska

Burlington Coat Realty of Las Vegas, Inc.	Nevada

Burlington Coat Factory of Nevada, LLC	Nevada

Burlington Coat Factory of New Hampshire, LLC	New Hampshire

Burlington Coat Factory Direct Corporation	New Jersey

Burlington Coat Factory Warehouse of Edgewater Park, Inc.	New Jersey

Burlington Coat Factory Warehouse of New Jersey, Inc.	New Jersey

MJM Designer Shoes of Moorestown, Inc.	New Jersey

Super Baby Depot of Moorestown, Inc.	New Jersey

Burlington Coat Factory Realty of Edgewater Park, Inc.	New Jersey

Burlington Coat Factory Realty of Paramus, Inc.	New Jersey

Burlington Coat Factory Realty of Pinebrook, Inc.	New Jersey

Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.	New Jersey

Burlington Coat Factory Warehouse Corporation

November 22, 2011

Mississippi Guarantor	Jurisdiction of Organization

Burlington Coat Factory of New Jersey, LLC	New Jersey

Cohoes Fashions of New Jersey, LLC	New Jersey

MJM Designer Shoes of New Jersey, LLC	New Jersey

Burlington Coat Factory of New Mexico, LLC	New Mexico

LC Acquisition Corp.	New York

Georgetown Fashions Inc.	New York

Monroe G. Milstein, Inc.	New York

Burlington Coat Factory Realty of Yonkers, Inc.	New York

Burlington Coat Factory of New York, LLC	New York

Cohoes Fashions of New York, LLC	New York

MJM Designer Shoes of New York, LLC	New York

Burlington Coat Factory of North Carolina, LLC	North Carolina

Burlington Coat Factory of North Dakota, LLC	North Dakota

Burlington Coat Factory Warehouse of Cleveland, Inc.	Ohio

Burlington Coat Factory of Ohio, LLC	Ohio

Burlington Coat Factory Realty of Tulsa, Inc.	Oklahoma

Burlington Coat Factory of Oklahoma, LLC	Oklahoma

Burlington Coat Factory of Oregon, LLC	Oregon

Burlington Coat Factory Warehouse Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Cheltenham, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Langhorne, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Montgomeryville, Inc.	Pennsylvania

Burlington Coat Factory Realty of West Mifflin, Inc.	Pennsylvania

Burlington Coat Factory Realty of Langhorne, Inc.	Pennsylvania

Burlington Coat Factory Realty of Whitehall, Inc.	Pennsylvania

Burlington Factory Warehouse of Reading, Inc.	Pennsylvania

Burlington Coat Factory Warehouse of Bristol, LLC	Pennsylvania

Burlington Coat Factory of Pennsylvania, LLC	Pennsylvania

MJM Designer Shoes of Pennsylvania, LLC	Pennsylvania

Burlington Coat Factory of Puerto Rico, LLC	Puerto Rico

Cohoes Fashions of Cranston, Inc.	Rhode Island

Burlington Coat Factory of Rhode Island, LLC	Rhode Island

Burlington Coat Factory Warehouse of Charleston, Inc.	South Carolina

Burlington Coat Factory of South Carolina, LLC	South Carolina

Burlington Coat Factory of South Dakota, LLC	South Dakota

Burlington Coat Factory Warehouse of Hickory Commons, Inc.	Tennessee

Burlington Coat Factory Warehouse of Memphis, Inc.	Tennessee

Burlington Coat Factory Warehouse of Shelby, Inc.	Tennessee

Burlington Coat Factory Realty of Memphis, Inc.	Tennessee

Burlington Coat Realty of Plano, Inc.	Texas

Burlington Coat Factory Warehouse Corporation

November 22, 2011

Mississippi Guarantor	Jurisdiction of Organization

Burlington Coat Factory Warehouse of Baytown, Inc.	Texas

MJM Designer Shoes of Texas, Inc.	Texas

Burlington Coat Realty of Houston, Inc.	Texas

Burlington Coat Factory Realty of Westmoreland, Inc.	Texas

Burlington Coat Factory Realty of Bellaire, Inc.	Texas

Burlington Coat Factory Realty of El Paso, Inc.	Texas

Burlington Coat Factory of Utah, LLC	Utah

Burlington Coat Factory of Vermont, LLC	Vermont

BCF Cards, Inc.	Virginia

Burlington Coat Factory Warehouse of Coliseum, Inc.	Virginia

Burlington Coat Realty of Potomac, Inc.	Virginia

Burlington Coat Factory Realty of Fairfax, Inc.	Virginia

Burlington Coat Factory Realty of Coliseum, Inc.	Virginia

Burlington Coat Factory of Virginia, LLC	Virginia

Burlington Coat Factory of Pocono Crossing, LLC	Virginia

Burlington Coat Factory Realty of Franklin, Inc.	Washington

Burlington Coat Factory of Washington, LLC	Washington

Burlington Coat Factory of West Virginia, LLC	West Virginia

Burlington Coat Factory of Wisconsin, LLC	Wisconsin